Exhibit 10.8 Option Agreement between Skye and Digital Crossing, LLC

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this "Agreement"), dated as of February 11 , 2004, (the "Grant Date"), is between Tankless Systems Worldwide, Inc., a Nevada corporation (the "Company"), and Digital Crossing, LLC (the "Grantee").

1.	Grant of Option, Exercise Price and Term.

(a) The Company irrevocably grants to the Grantee and Grantee is entitled, subject to the terms and conditions set forth in this Stock Option Agreement (the "Option") to purchase Three Hundred Thousand (300,000) fully paid, duly authorized and nonassessable shares of common stock, $0.001 par value per share, of the Company (the "Option Shares") from the Company, at any time commencing from the date hereof and continuing for five (5) years from the date hereof, (the “Exercise Period”) at an exercise price of Fifty cents ($0.50 U.S.) per Share (the “Exercise Price”), subject to adjustment pursuant to Section 8 hereof

(b) The term of this Option shall be a period of five (5) years from the Grant Date (the "Option Period"). During the Option Period, the Option shall be fully vested.

(c) The Option shall be fully exercisable as of the Grant Date.

(d) The Company shall not be required to issue any fractional shares of Stock.

2. Method of Exercise. Subject to the provisions of this Section, the Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company, in form satisfactory to the Company, specifying the number of shares of Stock subject to the Stock Option to be purchased and the aggregate Exercise Price for such shares, together with payment in full of such aggregate Exercise Price. The Exercise Price of any Stock Option shall be paid in full in cash (by cash, certified or bank check, wire transfer, or any combination thereof, or such other instrument as the Company may accept). The Option may not be exercised unless the Grantee (a) enters into any document (a "Private Issuance Document") the Company determines necessary to ensure that the Option Shares are issued pursuant to an available exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, and (b) there has been compliance with all the preceding provisions of this Section 2. For all purposes of this Stock Option Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements.

3. Common Stock to be Issued. Subject to the terms of this Option Agreement, upon notice of exercise any portion of the Option and payment of such Exercise Price as aforesaid, the Company shall promptly issue and cause to be delivered to the Grantee or to such person or persons as the Grantee may designate in writing, a certificate or certificates (in such name or names as the Grantee may designate in writing) for the number of duly authorized, fully paid and non-assessable whole Shares to be purchased upon the exercise of this Option, and shall deliver to the Grantee Common Stock. This Option shall be exercisable, at the sole election of the Grantee, either in full or from time to time in part and, in the event that any certificate evidencing this Option (or any portion thereof) is exercised prior to the Termination Date with respect to less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate of like tenor evidencing the remaining portion of this Option shall be issued by the Company, if so requested by the Grantee.

4. Transfer Agent. Upon the Company’s receipt of a facsimile or original of Grantee’s signed Election to Exercise Option, the Company shall instruct its transfer agent to issue one or more stock Certificates representing that number of shares of Common Stock which the Grantee is entitled to purchase in accordance with the terms and conditions of this Option and the Election to Exercise Option.

5. Shareholder of Record. Each person in whose name any certificate for shares of Common Stock shall be issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the date on which the Option was exercised and payment of the purchase price and any applicable taxes was made, irrespective of date of issue or delivery of such certificate, except that if the date of such exercise and payment is a date when the Shares transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares on the next succeeding date on which such Share transfer books are open. The Company shall not close such Share transfer books at any one time for a period longer than seven (7) days.

6. Actions; Costs. It shall be the Company’s responsibility to take all necessary actions and to bear all such costs to issue the certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required, and any documentary stamp taxes if any, attributable to the initial issuance of the Shares. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon exercise of any portion of the Option that is to be exercised in part, the Company shall issue to the Grantee a written acknowledgment of the number of Shares that remain available under the Option, if so requested by Grantee.

7. Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Grantee shall be required to pay such amount to the Company, as provided in the Plan. The Grantee acknowledges and agrees that the Grantee is responsible for the tax consequences associated with the grant of the Option and its exercise.

8. Adjustment of Common Stock Price, Exercise Price and the Number of Shares. The number and kind of securities purchasable upon the exercise of this Option and the Exercise Price shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

8.1 Adjustments. The number of Shares purchasable upon the exercise of this Option shall be subject to adjustments as follows:

(a) In case the Company shall (i) pay a dividend on Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock any shares of Common Stock of the Company, the number of shares of Common Stock issuable upon exercise of the Options immediately prior thereto shall be adjusted so that the holders of the Options shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the holders would have received had such Options been converted immediately prior to the happening of such event or any record date with respect thereto.

(b) In case the Company shall distribute, without receiving consideration therefor, to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends other than as described in Section (8)(a)(ii)), then in such case, the number of shares of Common Stock thereafter issuable upon exercise of the Options shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of the Options, by a fraction, of which the numerator shall be the closing bid price per share of Common Stock on the record date for such distribution, and of which the denominator shall be the closing bid price of the Common Stock less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(c) Any adjustment in the number of shares of Common Stock issuable hereunder otherwise required to be made by this Section 8 will not have to be adjusted if such adjustment would not require an increase or decrease in one percent (1%) or more in the number of shares of Common Stock issuable upon exercise of the Option. No adjustment in the number of Shares purchasable upon exercise of this Option will be made for the issuance of shares of capital stock to directors, employees or independent Optionors pursuant to the Company’s or any of its subsidiaries’ stock option, stock ownership or other benefit plans or arrangements or trusts related thereto or for issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan.

(d) Whenever the number of shares of Common Stock issuable upon the exercise of the Options is adjusted, as herein provided, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock issuable upon the exercise of each share of the Options immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.

(e) The Company from time to time by action of its Board of Directors may decrease the Exercise Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board of Directors of the Company in its sole discretion shall have made a determination that such decrease would be in the best interest of the Company, which determination shall be conclusive. Whenever the Exercise Price is decreased pursuant to the preceding sentence, the Company shall mail to holders of record of the Options a notice of the decrease at least fifteen (15) days prior to the date the decreased Exercise Price takes effect, and such notice shall state the decreased Exercise Price and the period it will be in effect.

(f) Price/Share Adjustment. Except as provided in the last sentence of this Paragraph 8.1(f), if at any time during the first two (2) years of the term of this Option Agreement, the Company enters into any NEW Stock, Option or Option Agreement(s), for a price that is LOWER than the Exercise Price of this Option, which is Fifty cents ($0.50 U.S.) per Share, then all Options represented by this Agreement shall be lowered by the Company to reflect the NEW lower Common Stock and Exercise Price, to be equal to the lower NEW Stock, Option or Exercise Price of such Agreement. Notwithstanding any other provision of this Paragraph 8.1(f) to the contrary, no adjustment to either price or number of shares shall be made or required by occasion of (i) the grant or issuance of any stock, stock option, stock Option, stock appreciation right or other similar benefit relating to securities to any existing officer, director or employee or to any other person as an inducement to become an officer, director or employee, or to any person rendering services to the Company in connection with a consulting agreement, whether such grant or issuance is in respect of stock restricted under Section 144 or otherwise the subject of a Registration Statement filed with the SEC under Form S-8 or its equivalent, or (ii) any adjustment required pursuant to the other provisions of this Section 8.

8.2 Mergers, Etc.  In the case of any (i) consolidation or merger of the Company into any entity (other than a consolidation or merger that does not result in any reclassification, exercise, exchange or cancellation of outstanding shares of Common Stock of the Company), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each holder of Options then outstanding shall have the right thereafter to exercise such Option only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Company into which such Options would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the Company (A) is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (“constituent entity”), or an affiliate of a constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights or election shall not have been exercised (“non-electing share”), then for the purpose of this Section 8.2 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interests thereafter of the holder of Options, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of the Options. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer assumes, by written instrument, the obligation to deliver to the holder of Options such shares of stock, securities or assets as, in accordance with the foregoing provision, such holder may be entitled to receive under this Section 8.2.

9. Changes in Company's Capital Structure. The existence of the Option will not affect in any way the right or authority of the Company or its stockholders to make or authorize

(a) any adjustment, recapitalization, reorganization or other changes in the Company's capital structure or its business;

(b) any acquisition, merger or consolidation of the Company;

(c) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof;

(d) the dissolution or liquidation of the Company;

(e) any sale or transfer of all or any part of the Company's assets or business; or

(f) any other corporate act or proceeding, whether of a similar character or otherwise.

10. Employment Rights. No provision of this Agreement or of the Option granted hereunder shall give the Grantee any right to continue in the employ of the Company or any Affiliate of the Company, create any inference as to the length of employment of the Grantee, affect the right of the Company or any Affiliate of the Company to terminate the employment of the Grantee, with or without Cause, or give the Grantee any right to participate in any employee welfare or benefit plan or other program of the Company or any Affiliate of the Company.

11. No Rights as Stockholders: Notices to Grantees. Nothing contained in this Option shall be construed as conferring upon the Grantee or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder with respect to any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Option Period and prior to the exercise of this Option, any of the following events shall occur:

(a) any action which would require an adjustment pursuant to Section 8.1; or

(b) a dissolution, liquidation or winding up of the Company or any consolidation, merger or sale of its property, assets and business as an entirety; then in any one or more of said events, the Company shall give notice in writing of such event to the Grantee at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights, or other rights or for the effective date of any dissolution, liquidation of winding up or any merger, consolidation, or sale of substantially all assets, but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any such action taken. Such notice shall specify such record date or the effective date, as the case may be.

12. Obligation to Register. Grantee acknowledges and agrees that the Company does not have any present intention and is under no obligation to register the Option Shares under the Securities and Exchange Act of 1933 or applicable state securities laws.

13. Piggy-Back Registration Rights. The Company hereby gives the Undersigned unlimited Piggy-Back Registration Rights under this Option Agreement. If at any time the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its securities (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to Grantee written notice of the Company’s intention to file a Registration Statement and of Grantee’s rights under this Section 13 and, if within twenty (20) days after receipt of such notice, Grantee shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities Grantee requests to be registered. No right to registration of Registrable Securities under this Section 13 shall be construed to limit any registration. If an offering in connection with which Grantee is entitled to registration under this Section 13 is an underwritten offering, then Grantee whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

14. Miscellaneous.

14.1 Benefits of this Agreement. Nothing in this Option shall be construed to give to any person or corporation other than the Company and the Grantee any legal or equitable right, remedy or claim under this Option, and this Option shall be for the sole and exclusive benefit of the Company and the Grantee.

14.2 Rights Cumulative; Waivers. The rights of each of the parties under this Option are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. However, the Grantee may waive a default and its consequences. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

14.3 Benefit; Successors Bound. This Option and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, executors, administrators, representatives, successors, and permitted assigns.

14.4 Entire Agreement. This Option contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Option or the matters described in this Option, except as set forth in this Option. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Option.

14.5 Assignment. This Option may be assigned, in whole or in part, by Assignment of Option completed, executed and delivered to the Company.

14.6 Amendment. This Option may be amended only by an instrument in writing executed by the parties hereto.

14.7 Severability. Each part of this Option is intended to be severable. In the event that any provision of this Option is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Option shall continue in full force and effect.

14.8 Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at its executive office (ii) if to the Grantee, at the address set forth under its name in the subscription agreement for this Option, with a copy to its designated attorney and (iii) if to any other Grantee, at such address as such Grantee shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this section, and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

14.9 Governing Law. This Agreement shall be governed by the interpreted in accordance with the laws of the State of Arizona without reference to its conflicts of laws rules or principles.

14.10 Forum Selection and Consent to Jurisdiction.  Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Grantee shall be brought and maintained exclusively in the federal courts of the State of Arizona without reference to its conflicts of laws rules or principles. The Company hereby expressly and irrevocably submits to jurisdiction exclusively with the federal Courts of the State of Arizona for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Arizona. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property. The Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

14.11 Waiver of Jury Trial. The Grantee and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Grantee or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Grantee entering into this agreement.

14.12 Consents. The person signing this Option on behalf of the Company hereby represents and Options that he has the necessary power, consent and authority to execute and deliver this Option on behalf of the Company.

14.13 Further Assurances. In addition to the instruments and documents to be made, executed and delivered pursuant to this Option, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Option and the transactions contemplated hereby.

14.14 14.14 Section Headings. The Section headings in this Option are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option.

14.15 Construction. Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

IN WITNESS WHEREOF, the parties have caused this Option to be duly executed, all as of the day and year first above written.

Tankless Systems Worldwide, Inc.:	Digital Crossing, LLC
/s/ Thomas Kreitzer	/s/ Preston J. Shea
Thomas Kreitzer, Chief Executive Officer	Preston J. Shea, Manager

AMENDMENT TO
STOCK OPTION AGREEMENT

THIS AGREEMENT (“Amendment”), is between Tankless Systems Worldwide, Inc., a Nevada corporation (the "Company"), and Digital Crossing, LLC, a Delaware limited liability company (the "Grantee").

WHEREAS, the Grantee and the Company are parties to that one certain Stock Option Agreement dated February 11, 2004 (the “Option Agreement”); and

WHEREAS, by amendment even date herewith to the Consulting Agreement between the Company and Grantee, dated February 1, 2004, the parties have agreed to extend the period of time in which Grantee shall have the right to exercise its rights pursuant to the Option Agreement;

NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, the parties hereto hereby agree as follows:

1. Paragraphs 1(a) and 1(b) of the Option Agreement shall be amended to provide that the Exercise Period and the Option Period, as those terms are defined respectively therein, shall be extended five additional years from the Grant Date, for a total of ten (10) years, each such period to end on February 11, 2014.

2. Except as expressly provided in this Amendment, the terms and conditions of the Option Agreement shall remain as originally agreed and in full force and effect. In the event of any conflict between the provisions of this Amendment and the Option Agreement, the terms and provisions of this Amendment shall prevail.

EXECUTED effective the 6th day of September, 2005

TANKLESS SYSTEMS WORLDWIDE, INC. a Nevada corporation	DIGITAL CROSSING, LLC a Delaware limited liability company
/s/ Thomas Kreitzer	/s/ Andrea Dworshak
Thomas Kreitzer, Chief Executive Officer	Andrea Dworshak, Manager